                                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Purchases Merritt Island Boat Manufacturing Plant To Establish Dedicated Aviara Manufacturing Facility

VONORE, Tenn. – August 17, 2020 – MasterCraft Boat Company, LLC (“MasterCraft”), a wholly owned subsidiary of MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company”), today announced that it has entered into an agreement to purchase a boat manufacturing plant located in Merritt Island, Florida. MasterCraft intends to establish a dedicated manufacturing center in this facility to support the long-term growth of its recently introduced Aviara brand.

Aviara, a premium designer, manufacturer and marketer of luxury day boats ranging from 32 to 40-feet in length is a de novo brand which began production in July of 2019 in MasterCraft’s Vonore, TN manufacturing facility. The new Merritt Island facility will provide more than 140,000 square feet of dedicated manufacturing space. Situated on 38 acres of land, including water access, the new facility provides ample room to grow the Aviara brand, and will allow the opportunity for additional vertical integration.

“The Aviara brand is a critical component of the Company’s long-term strategy to deliver our customers and their families the best experience on the water,” said Fred Brightbill, MasterCraft Boat Holdings’ Chief Executive Officer and Chairman. “The purchase of a well-established boat manufacturing plant will allow us to increase overall capacity and productivity for our Aviara brand, while simultaneously providing increased capacity and productivity for our MasterCraft brand.”

The new Aviara manufacturing facility is expected to begin production in early calendar 2021 during the Company’s fiscal third quarter. The new plant will support the ramp-up and production of the brand’s high-demand models – the AV32, AV36 and AV40.

“As we plan today for the future growth of all our brands, today’s announcement allows the Company to more quickly react to the strong retail demand we have experienced across all our brands. Having a dedicated Aviara facility of this scale, with access to an experienced boat-building workforce, provides the quickest and most efficient way for the Company to add incremental capacity, while providing a very efficient use of capital. Moving forward, we will continue to make investments in high-return initiatives that position our brands to deliver on our customer-centric strategy, while generating best-in-class growth, profitability and returns to our shareholders,” concluded Brightbill.

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About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing and pontoon boats – while entering the large, growing luxury day boat segment. For more information about

MasterCraft Boat Holdings, and its four brands, visit: investors.mastercraft.com,
www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and

www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “plans”, “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning our intentions to purchase and use the Merritt Island property, pursue vertical integration, grow our business, and achieve investment returns.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of the coronavirus (COVID-19) pandemic on the Company, general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020, filed with the SEC on May 8, 2020 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

MasterCraft Boat Holdings, Inc.

George Steinbarger

Chief Revenue Officer

(423) 884-7141

George.Steinbarger@mastercraft.com